UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
October 19, 2011

TRUMP ENTERTAINMENT RESORTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13794	13-3818402
(Commission File Number)	(IRS Employer Identification No.)

1000 Boardwalk at Virginia Avenue
Atlantic City, New Jersey	08401
(Address of Principal Executive Offices)	(Zip Code)

609-449-5534
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On-Line Gaming Joint Venture

In the event that on-line gaming were to become legalized in the United States or within the State of New Jersey, Trump Entertainment Resorts, Inc. (the “Company”) intends to seek to pursue opportunities in on-line gaming as part of a joint venture. Other parties to this joint venture would include Donald Trump and Ivanka Trump (the “Trump Parties”) and an affiliate of Avenue Capital Group (“Avenue Capital”). Avenue Capital is a principal  stockholder of the Company and three executives of Avenue Capital are members of the Company’s Board of Directors. The four members of the Company’s Board of Directors not affiliated with Avenue Capital have determined that such a joint venture represents the most advantageous way for the Company to participate in opportunities in on-line gaming at minimal cost to the Company.

As legislation relating to on-line gaming has not been adopted by the United States Congress or the New Jersey legislature, no such joint venture has been established to date. However, the Company, the Trump Parties and Avenue Capital have executed a term sheet which calls for the future formation of such a joint venture, in which the Company is expected to hold approximately a 10% equity interest (before dilution for any equity interest given to an operating partner), subject to applicable law. The term sheet restricts these parties from pursuing on-line gaming opportunities outside such a joint venture through May 2012.

The Company has been advised by Avenue Capital that Avenue Capital and the Trump Parties have had discussions with certain third parties having experience in operating on-line gaming businesses in jurisdictions outside the United States where on-line gaming is currently allowed by law. The Trump Parties and Avenue, in consultation with the Company, are in the final stages of selecting one of these third parties to participate in the joint venture and to serve as an operating partner or manager of any future on-line gaming business undertaken by the joint venture, to the extent permitted by law. It is expected that, once such an operating partner is selected, formal steps will be taken to memorialize the terms of the joint venture and to establish the joint venture as a legal entity.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

None

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Current Report on Form 8-K, including any exhibits being furnished as part of this report, as well as other statements made by the Company may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the Registrant’s current views with respect to current events and financial performance. The words “possible,” “propose,” “might,” “could,” “would,” “projects,” “plan,” “forecasts,” “anticipates,” “expect,” “intend,” “believe,” “seek,” or “may,” and the negative of these terms and other comparable terminology, are intended to identify forward-looking statements, but are not the exclusive means of identifying them. These forward-looking statements may include statements other than historical information or statements of current condition, which represent only the Registrant’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Registrant’s control. Forward-looking statements are subject to a number of risks, contingencies and uncertainties, some of which our management has not yet identified. Forward-looking statements are not guarantees of future performance; subsequent developments may cause forward-looking statements to become outdated; and actual results, developments and business decisions may differ materially from those contemplated by such forward-looking statements as a result of various factors, certain (but not all) of which are discussed in the risk factors included in the Registrant’s reports filed with the SEC including, but not limited to, their Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. The Registrant disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise. Similarly, these and other factors can affect the value of the Company’s common stock and/or other equity securities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 19, 2011

TRUMP ENTERTAINMENT RESORTS, INC.

By:	/s/ David R. Hughes
David R. Hughes
Chief Financial Officer